Consent of Independent Registered Public Accounting Firm


As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 9, 2005 on the financial statements of the ACM Convertible Securities Fund as of December 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654).

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
April 29, 2005